Exhibit 16

                      Price Waterhouse LLP
                     201 North Service Road
                       Melville, NY 11747



October 20, 1997

Mr. Hans Kaemmlein
Chairman
Advanced Media, Inc.
80 Orville Drive
Bohemia, New York 11716

Dear Mr. Kaemmlein:

This is to confirm that the client-auditor relationship between Advanced Media, Inc. (Commission File Number 0-25112) and Price Waterhouse LLP has ceased.

Yours very truly,

/s/Price Waterhouse LLP

Price Waterhouse LLP

cc:Chief Accountant
   SECPS Letter File, Mail Stop 11-3
   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549